Exhibit 10.6



                          EMPLOYMENT AGREEMENT BETWEEN

               QUAD CITY BANK AND TRUST COMPANY AND LARRY HELLING

         THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of the 11th day of April, 2001, is between QUAD CITY BANK AND TRUST COMPANY (the "Employer") and LARRY HELLING (the "Employee").

                              W I T N E S S E T H:

Section 1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and conditions hereinafter set forth. Employee agrees that if and when the necessary approvals and charters are obtained, the Employer shall become Cedar Rapids Bank and Trust Company and all references to Employer herein shall mean Cedar Rapids Bank and Trust Company and not Quad City Bank and Trust Company.

Section 2. Duties. The Employee agrees to provide all services necessary, incidental or convenient as an Executive Vice President - Cedar Rapids Branch of the Employer; provided that if and when the necessary approvals and charters are obtained and the Employer becomes Cedar Rapids Bank and Trust Company, Employee agrees to provide all services necessary, incidental or convenient as President of Cedar Rapids Bank and Trust Company. The Employer shall designate the location or locations for the performance of the Employee's services. The Employer shall furnish or make available to the Employee such equipment, office space and other facilities and services as shall be adequate and necessary for the performance of his duties.

Section 3. Term. The term of this Agreement shall commence on April 11, 2001 (the "Effective Date"), and shall continue for a period of two (2) years. This Agreement shall automatically extend for one (1) year on each anniversary of the Effective Date, unless terminated by either party effective as of the last day of the then current two (2) year term by written notice to that effect delivered to the other not less than ninety (90) days prior to the anniversary of such Effective Date.

Section 4. Compensation.

  (a)  The annual base compensation ("Base  Compensation") of the Employee shall
       be  One  Hundred  and  Sixty  Thousand  Dollars  ($160,000).   Said  Base
       Compensation shall be payable bi-weekly, in equal installments.

  (b) The Employee's Base Compensation shall be subject to review annually, with the first such review period to commence on June 30, 2002, and shall be maintained or increased during the term hereof in accordance with the Employer's established management compensation policies and plan. The Employee shall also be entitled to receive annual cash bonuses based upon performance which may be granted in the future in the discretion of the Employer, such cash bonuses not to exceed thirty percent (30%) of Employee's Base Compensation.

  (c) The Employee shall be eligible to participate in the following: "Cedar Rapids Short-term Cash Incentive Compensation Program" and "Cedar Rapids Long-term Deferred Incentive Compensation Program" (collectively referred to as the "Incentive Programs"). All references to goals, thresholds, assets, losses, earnings and similar terms under the Incentive Programs shall be based solely upon application of such terms to the Cedar Rapids branch of the Employer. The Incentive Programs shall be administered by the Compensation Committee of the Board of Directors of Quad City Holdings, Inc. (the "Compensation Committee") and the Compensation
       Committee shall have the authority to make all determinations in the interpretation and administration of the Incentive Programs and all decisions of the Compensation Committee shall be binding on the Employee; provided however, that the amounts paid pursuant to the Incentive Programs shall be allocated among the following eligible employees in the percentages set forth: Larry Helling forty percent (40%), Mitch McElree twenty percent (20%), Dana Nichols twenty percent (20%) and John Rodriguez twenty percent (20%) (the "Eligible Employees"). If an Eligible Employee is no longer employed by the Employer at the time any amount would otherwise be allocated and paid to such employee, then the amount allocable to such employee shall be forfeited and will not be paid to any other Eligible Employee.

       (i) Under the Short-Term Cash Incentive Compensation Program, with respect to the years ending June 30, 2002 through June 30, 2005, the Employer shall pay the Eligible Employees, as allocated as provided above, the aggregate amount set forth below with respect to each year if the following goals and thresholds for such year are met; provided however, that fifty percent (50%) of the aggregate amount shall be allocated to the Asset goal and fifty percent (50%) shall be allocated to the Losses/Earnings goal such that if one goal is met and the other goal is not met, fifty percent (50%) of the aggregate incentive amount shall be paid. The incentive amount payable hereunder shall be paid within ninety (90) days after the end of such year. The following schedule is for illustrative purposes and shall be modified within one hundred and twenty (120) calendar days of the Effective Date to reflect revised business plans and projections mutually agreed upon by the Employer and the Employee.

                              Incentive
            Year Ending        Amount         Assets           Losses/Earnings
            --------------------------------------------------------------------

            June 30, 2002      $40,000      $ 96 million     losses no more than
                                                             $900,000

            June 30, 2003      $50,000      $155 million     earnings at least
                                                             $555,000

            June 30, 2004      $60,000      $215 million     earnings at least
                                                             $1,140,000

            June 30, 2005      $70,000      $275 million     earnings at least
                                                             $2,200,000

       (ii) Under the Long-term Deferred Incentive Compensation Program, with respect to years ending June 30, 2006 through June 30, 2011, the Employer shall contribute to a deferred compensation plan for the benefit of the Eligible Employees, as allocated as provided above, the aggregate amount of the "Long Term Incentive Award" for the attained level of Return on Equity Result and Ending Total Assets set forth in Exhibit A hereto. In the event of a Change of Control (as defined below), the Employer agrees to contribute the amount set forth below with respect to the year in which the Change of Control occurs and each and all subsequent years remaining, such amounts to be discounted to their present values using the prime rate of interest as of the date five (5) business days prior to the date of the Change of Control:

             Year Ending                             Amount
            -------------                           --------

            June 30, 2006                           $ 60,000
            June 30, 2007                           $ 80,000
            June 30, 2008                           $100,000
            June 30, 2009                           $155,000
            June 30, 2010                           $185,000
            June 30, 2011                           $215,000

Section 5. Benefits. The Employer shall provide the following additional benefits to the Employee:

  (a) Family medical insurance with the Employee paying his cost of same consistent with the cost sharing for all other employees;

  (b)  Reimbursement  of  reasonable   expenses  advanced  by  the  Employee  in
       connection with the performance of his duties hereunder, including, but not limited to, two (2) paid weeks of continuing education;

  (c) Payment of up to five hundred dollars ($500) per month of membership dues at each of Elmcrest County Club and Cedar Rapids Country Club (for a total maximum payment of one thousand dollars ($1,000) per month);

  (d) Payment of the Employee's initiation fee at Cedar Rapids Country Club, such amount to be increased ("grossed-up") for any taxes the Employee shall have as a result of such payment;

  (e)  Payment of car allowance of $500 per month;

  (f) The Employee will initially be entitled to twenty-five (25) personal days which may be increased in accordance with the Employer's established policies and practices;

  (g) Long-term and short-term disability coverage equal to approximately 66-2/3% of compensation, subject to the terms of the Employer's insurance or other policies covering the same;

  (h)  Participation in the Employer's 401(k)/profit sharing plan;

  (i) Non-qualified stock options in accordance with Quad City Holdings, Inc.'s current stock incentive plan, including without limitation such vesting requirements as are typically imposed on executives of Quad City Holdings, Inc., enabling the Employee to acquire twelve thousand (12,000) shares of Quad City Holdings, Inc. stock as of the Effective Date, with an exercise price for such options equal to the market price of such stock as of the close of business on the last business day prior to the Effective Date and, concurrently with the grant and vesting of such options, twelve thousand (12,000) tax benefit rights;

  (j) Stock appreciation rights in accordance with Quad City Holdings, Inc.'s current stock incentive plan, including without limitation such vesting requirements as are typically imposed on executives of Quad City Holdings, Inc., with respect to six thousand (6,000) shares of Quad City Holdings, Inc. stock, with an effective date fair market value of such stock as of the close of business on the last business day prior to the Effective Date;

  (k) Term life insurance of two (2) times annual compensation, and the Employee will be allowed to purchase additional life insurance of at least two (2) times annual compensation through such plan; and

  (l) Participation under a deferred compensation agreement under which the Employee will be permitted to annually contribute and defer up to twelve thousand dollars ($12,000) and the Employer shall make a matching contribution equal to the contribution made by the Employee up to a maximum contribution of twelve thousand dollars ($12,000).

Section 6. Time Requirement. The Employee shall devote full time to his duties under this Agreement. The Employee shall be allowed to serve on outside boards of directors subject to the consent of the Employer.

Section 7. Termination upon Disability or Death. In the event that illness, incapacity, injury or death of the Employee occurs during the employment term, payments based upon the Employee's then current annual Base Compensation shall continue thereafter through the last day of the one (1) year period beginning on the date of such illness, incapacity, injury or death. Payments made in the event of the Employee's illness, incapacity or injury will be reduced by any amounts received under the Employer's long-term disability program. In the event of the Employee's death during the term of this Agreement, such amounts shall be payable to the persons designated in writing by the Employee, or if none, to his estate.

Section 8. Confidentiality and Loyalty. The Employee acknowledges that during the course of his employment he will produce and have access to material, records, data, trade secrets and information not generally available to the public regarding the Employer and its subsidiaries and affiliates (collectively, "Confidential Information"). Accordingly, during and subsequent to termination of this Agreement, the Employee shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by the Employee of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the business of Employer and its subsidiaries and affiliates which the Employee shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent, and shall be promptly returned to the Employer upon termination of the Employee's employment hereunder. The Employee agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer and its subsidiaries and affiliates.

Section 9. Non-Competition.

  (a) Restrictive Covenant. The Employer and the Employee have jointly reviewed the operations of the Employer and have agreed that the primary service area of the Employer's lending and deposit-taking functions extends to an area encompassing a sixty (60) mile radius from the center of Cedar Rapids, Iowa. Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in Sections 4 and 5, the Employee hereby agrees that, except with the express prior written consent of the Employer, for a period of two (2) years after the termination of the Employee's employment with the Employer (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Employer, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of, or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Employer to terminate employment with the Employer and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates an office or other business location of:
       (i) a bank, savings and loan association, credit union or similar financial institution, or (ii) an insurance company or agency, investment brokerage firm or other entity or organization involved in the retail sale of investment products or the making of retail or commercial loans (any of the foregoing referred to in clauses (i) or (ii) collectively referred to as a "Financial Institution") within a sixty (60) mile radius from the center of Cedar Rapids, Iowa (the "Restrictive Covenant"). If the Employee violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this Section computed from the date the relief is granted, but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Employee. The foregoing Restrictive Covenant shall not prohibit the Employee from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on the Nasdaq which do not represent more than one percent (1%) of the outstanding capital stock of any Financial Institution. The Employer agrees that if this Agreement is terminated as a result of (i) the Employee or the Employer being enjoined, by a court of competent jurisdiction, from performance hereunder, or (ii) the Employer fails to obtain the necessary approvals to operate a branch in Cedar Rapids, Iowa, then the Employee shall not be subject to the restrictions contained in this Section 9.

  (b) Remedies for Breach of Restrictive Covenant. The Employee acknowledges that the restrictions contained in this Section and Section 8 are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with the Employee without receiving the additional consideration offered by the Employee in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of, any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Employee and any and all persons directly or indirectly acting for or with him, as the case may be.

Section 10. Severance.

  (a) If the Employee is involuntarily terminated without Cause (as defined below), a severance payment will be made equal to six (6) months of Base Compensation. Such payment shall be made in a lump sum within fifteen
       (15) days of termination or in equal installments over the six (6) month period, at the Employer's option. If a Change of Control (as defined below) occurs and the Employee elects within six (6) months thereafter to terminate his employment, a severance payment will be made within fifteen
       (15) days of termination equal to two (2) years of Base Compensation plus the amount set forth in Section 4(c)(ii) related to a Change of Control.

  (b) For purposes of this Section, the term "Change of Control" shall mean the following:

       (1) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities of Quad City Holdings, Inc.; or

       (2) The individuals who, as of the date hereof, are members of the board of directors of Quad City Holdings, Inc. (the "Board") cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

       (3) consummation of: (A) a merger or consolidation of Quad City Holdings, Inc. if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution or the sale or other disposition of all or substantially all of the assets of the Employer or Quad City Holdings, Inc.

  (c) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because thirty-three percent (33%) or more of the combined voting power of the then outstanding securities of either the Employer or Quad City Holdings, Inc. is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

  (d) It is the intention of the Employer and the Employee that no portion of any payment under this Agreement, or payments to or for the benefit of the Employee under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. It is agreed that the present value of and payments to or for the benefit of the Employee in the nature of compensation, receipt of which is contingent on the Change of Control of the Employer, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount which the Employer may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within sixty (60) days following the earlier of: (1) the giving of the notice of termination; or (2) the giving of notice by the Employer to the Employee of its belief that there is a payment or benefit due the Employee which will result in an Excess Parachute Payment as defined in Section 280G of the Code, the Employee and the Employer, at the Employer's expense, shall obtain the opinion of such legal counsel and certified public accountants as the Employee may choose (notwithstanding the fact that such persons have acted or may also be acting as the legal counsel or certified public accountants for the Employer), which opinions need not be unqualified, which sets forth: (1) the amount of the annual base compensation of the Employee; (2) the present value of Total Payments; and (3) the amount and present value of any Excess Parachute Payments. In the event that such opinions determine that there would be an Excess Parachute Payment, the payment hereunder or any other payment determined by such counsel to be includable in Total Payments shall be modified, reduced or eliminated as specified by the Employee in writing delivered to the Employer within thirty (30) days of his receipt of such opinions or, if the Employee fails to so notify the Employer, then as the Employer shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no Excess Parachute Payment. The provisions of this subparagraph, including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that:
       (1) the compensation and benefits provided for in Sections 4 and 5 hereof; and (2) any other compensation earned by the Employee pursuant to the Employer's compensation programs which would have been paid in any event, are reasonable compensation for services rendered, even though the timing of such payment is triggered by the Change of Control; provided, however, that in the event such legal counsel so requests in connection with the opinion required by this subparagraph, the Employee and the Employer shall obtain, at the Employer's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Employee. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this subparagraph shall be of no further force or effect.

  (e) If the Employer is not in compliance with any minimum capital requirements applicable to it or if the payments required under this Section would cause the Employer's capital to be reduced below any such minimum capital requirements, such payments shall be deferred until such time as the Employer is in capital compliance. At the election of the Employee, which election is to made within thirty (30) days of the Employee's termination, such payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the Employee's termination. In the event that no election is made, payment to the Employee will be made on a monthly basis during the remaining term of this Agreement. Such payments shall not be reduced in the event the Employee obtains other employment following the termination of employment by the Employer.

Section 11. Termination for Cause. This Agreement may be terminated for cause as hereinafter defined. "Cause" for termination will exist if (a) the Employee commits a material breach of a material representation or warranty set forth in this Agreement; (b) the Employee dies or suffers a disability which leaves him unable as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six (6) consecutive months; (c) Employee engages in one or more unsafe and unsound business practices or material violations  of a law or  regulation  applicable  to the  Employer,  any repeated violations of a policy of the Employer after being warned in writing by the Employer's Board of Directors (the "Employer Board") not to violate such policy or any single violation of a policy of the Employer if such violation materially and adversely affects the business or affairs of the Employer or a direction or order of the Employer Board; (d) the Employee engages in a breach of fiduciary duty or act of dishonesty involving the affairs of the Employer; (e) the Employee commits a material breach of his obligations under this Agreement; or
(f) the willful or negligent failure of the Employee to perform his duties hereunder in any material respect, or with the degree of skill, care or competence which the Employer Board should reasonably expect given the
Employee's age, experience and compensation level. The Employee shall be entitled to at least 30 days' prior written notice of the Employer's intention to terminate his employment for any cause (except termination pursuant to subsection (a) above or the Employee's death) specifying the grounds for such termination, a reasonable opportunity to cure any conduct or act, if curable, alleged as grounds for such termination, and a reasonable opportunity to present to the Employer Board his position regarding any dispute relating to the existence of such cause.

Section 12. Indemnification.

  (a) The Employer, at its expense, shall provide the Employee (including his heirs, personal representatives, executors and administrators) for the term of this Agreement with coverage under a standard directors' and officers' liability insurance policy.

  (b) In addition to the insurance coverage provided for in this Section, the Employer shall hold harmless and indemnify the Employee (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Employer (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such indemnification to include any action, suit or proceeding related to the Employee leaving a prior employer and becoming employed by the Employer unless, and in which case the Employer does not agree to hold harmless and indemnify the Employee, liability, either equitable or legal, is imposed on the Employer or the Employee and such liability is imposed in material part as a result of the Employee's failure to disclose, as of the Effective Date, any fact or action related thereto or the Employee's material malfeasance or misfeasance in connection with or related to his leaving his prior employer.

  (c) In the event the Employee becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Employer has agreed to provide insurance coverage or indemnification under this Section, the Employer shall, to the full extent permitted under applicable law, advance all expenses (including reasonable attorneys' fees, judgments, fines and amounts paid in settlement (collectively "Expenses")) incurred by the Employee in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Employer of a written undertaking from the Employee: (1) to reimburse the Employer for all Expenses actually paid by the Employer to or on behalf of the Employee in the event it shall be ultimately determined that the Employee is not entitled to indemnification by the Employer for such Expenses; and (2) to assign to the Employer all rights of the Employee to indemnification, under any policy of directors' and officers' liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Employer to or on behalf of the Employee.

Section 13. Regulatory Suspension and Termination.

  (a) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) (12 U.S.C. ss. 1818(e)(3)) or 8(g) (12
       U.S.C. ss. 1818(g)) of the Federal Deposit Insurance Act, as amended, the Employer's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer shall (A) pay the Employee all of the compensation withheld while their contract obligations were suspended and (B) reinstate any of the obligations, which were suspended.

  (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e) (12 U.S.C. ss. 1818(e)) or 8(g) (12 U.S.C. ss.
       1818(g)) of the Federal Deposit Insurance Act, as amended, all obligations of the Employer under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

  (c) If the Employer is in default as defined in Section 3(x) (12 U.S.C. ss. 1813(x)(1)) of the Federal Deposit Insurance Act, as amended, all obligations of the Employer under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

  (d) All obligations of the Employer under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution by the Federal Deposit Insurance Corporation (the "FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) (12 U.S.C. ss. 1823(c)) of the Federal Deposit Insurance Act, as amended, or when the Employer is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

  (e) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with
       Section 18(k) (12 U.S.C. ss. 1828(k)) of the Federal Deposit Insurance Act as amended, and any regulations promulgated thereunder.

Section 14. General Provisions and Representations.

  (a) The Employee represents and warrants that he is not subject to a binding non-competition agreement that would prevent him, for any period of time, from providing the services contemplated by this Agreement.

  (b) This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement. It binds and benefits the parties and their successors in interest, heirs, beneficiaries, legal representatives and assigns.

  (c) This Agreement is governed by and construed in accordance with the laws of the State of Iowa.

  (d) No amendment or modification of this Agreement is effective unless made in writing and signed by each party.

  (e) This Agreement may be signed in several counterparts, each of which will be an original and all of which will constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above set forth.

QUAD CITY BANK AND TRUST COMPANY

By:   /s/ Michael A. Bauer                              /s/ Larry J. Helling
      -----------------------------------------         --------------------
      MICHAEL A. BAUER                                  LARRY J. HELLING
      Title:  President